UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

BMB Munai, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28638	30-0233726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

202 Dostyk Ave., 4th Floor Almaty, Kazakhstan	050051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +7 (3272) 375-125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director

        On September 7, 2006, Mr. Georges Benarroch tendered his resignation as a director of BMB Munai, Inc., (the “Company”). Mr. Benarroch was not a member of any committee of the board of directors. Mr. Benarroch’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Benarroch’s resignation did not arise from any act or omission which would constitute grounds for removal for cause under the Company’s bylaws. Mr. Benarroch provided the Company a resignation letter detailing the reasons for his resignation. A copy of that letter is attached hereto as Exhibit 17.01.

Item 9.01 Exhibit and Financial Statements

      (d) Exhibits

17.01 Correspondence from resigning director Georges Benarroch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006

BMB Munai, Inc.

By	/s/ Adam R. Cook
Adam R. Cook, Secretary